Exhibit 107

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share of common stock		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	11,072,219	(1)	$0.10	(2)	$1,107,222	$102.64
Common Stock, par value $0.001 per share	8,536,110	(3)	$0.13	(4)	$1,109,694	$102.87
Common Stock, par value $0.001 per share	8,536,110	(5)	$0.19	(6)	$1,621,861	$150.35
Common Stock, par value $0.001 per share	8,168,037	(7)	$0.30	(8)	$2,450,411	$227.15
Common Stock, par value $0.001 per share	8,168,037	(9)	$0.40	(10)	$3,267,215	302.87
Common Stock, par value $0.001 per share	1,774,500	(11)	$0.26	(12)	$461,370	$42.77

TOTAL						$928.65

(1)	Represents the issuance by the registrant of 11,072,219 shares of Common Stock that may be issued upon conversion of the outstanding principal amount and accrued interest thereon of certain convertible debentures issued on June 10, 2021 (“2021 Debenture”) held by selling securityholder named in the prospectus that forms a part of this registration statement on Form S-1 (the “Selling Securityholder”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(2)	Based on the conversion rate of the 2021 Debenture of $0.10 per share of Common Stock in accordance with Rule 457(g) under the Securities Act.

(3)	Represents the issuance by the registrant of 8,536,110 shares of Common Stock that may be issued upon the exercise of 8,536,110 Class A Warrants (“Class A Warrants”) issuable to the Selling Securityholder upon conversion of the 2021 Debentures. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(4)	Based on the exercise price of the Class A Warrants of $0.13 per share of Common Stock in accordance with Rule 457(g) under the Securities Act.

(5)	Represents the issuance by the registrant of 8,536,110 shares of Common Stock that may be issued upon the exercise of 8,536,110 Class B Warrants (“Class B Warrants”) issuable to the Selling Securityholder upon the conversion of the 2021 Debentures. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(6)	Based on the exercise price of the Class B Warrants of $0.19 per share of Common Stock in accordance with Rule 457(g) under the Securities Act.

(7)	Represents the issuance by the registrant of 8,168,037 shares of Common Stock that may be issued upon conversion of the outstanding principal amount and accrued interest thereon of certain convertible debentures issued on April 14, 2022 (“2022 Debenture”) held by the Selling Securityholder. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(8)	Based on the conversion rate of the 2022 Debenture of $0.30 per share of Common Stock in accordance with Rule 457(g) under the Securities Act.

(9)	Represents the issuance by the registrant of 8,168,037 shares of Common Stock that may be issued upon the exercise of 8,168,037 warrants (“2022 Warrants”) issuable to the Selling Securityholder upon conversion of the 2022 Debenture. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(10)	Based on the exercise price of the 2022 Warrants of $0.40 per share of Common Stock in accordance with Rule 457(g) under the Securities Act.

(11)	Represents the resale of 1,774,500 shares of Common Stock by the Selling Securityholder. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of Common Stock.

(12)	Estimated at $0.26 per share, the average of the high and low prices of the registrant’s common stock as reported on OTCQB tier of the OTC Market Group, Inc. on May 19, 2022 (a date within five business days prior to the initial filing of this registration statement), solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.